                                                                 EXHIBIT 11.1

                     STATEMENT REGARDING PER SHARE EARNINGS

                                            3 Months Ended   6 Months Ended
                                            June 30, 1999    June 30, 1999
                                            --------------   --------------
PRIMARY EARNINGS PER SHARE
--------------------------
Net income                                   $  1,094,065    $ 1,325,723
Cumulative preferred dividends                    (68,708)       (68,708)
                                             -------------   ------------
Income for common shareholders               $  1,025,357    $ 1,257,015
                                             =============   ============
Weighted average common shares                  7,822,191      7,822,191
                                             =============   ============
Primary earnings per share                   $        .13    $       .16
                                             =============   ============

DILUTED EARNINGS PER SHARE
--------------------------
Net income                                   $  1,094,065    $ 1,325,723
Cumulative preferred dividends                        -0-            -0-
                                             -------------   ------------
                                             $  1,094,065    $ 1,325,723
                                             =============   ============

Weighted average common shares                  7,822,191      7,822,191
Effect of stock options                                --             --
Assumed conversion of cumulative
   preferred stock                             10,533,447      5,266,724
                                             -------------   ------------
                                               18,355,638     13,088,915
                                             =============   ============
Diluted earnings per share                   $        .06    $       .10
                                             =============   ============